                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                         RTI INTERNATIONAL METALS, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

RTI LOGO
                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

                         APRIL 30, 2004
                         2:00 P.M. EASTERN TIME

                         Holiday Inn
                         7410 South Avenue
                         Boardman, Ohio

RTI LOGO
                                                              1000 Warren Avenue
                                                           Niles, Ohio 44446

April 5, 2004

Dear RTI Shareholder:

You are cordially invited to attend our 2004 Annual Meeting of Shareholders on April 30, 2004, at the Holiday Inn, 7410 South Avenue, Boardman, Ohio.

The meeting will begin promptly at 2:00 p.m. Eastern Time with a report on Company operations. We will then elect directors and ratify the appointment of independent accountants and consider a proposal by the Board of Directors for the 2004 Stock Plan.

Whether or not you plan to attend, it is important that you vote your shares. Please sign, and return your proxy card as soon as possible.

We look forward to seeing as many of you as possible at the 2004 Annual Meeting.

Sincerely,

/s/ ROBERT M. HERNANDEZ
ROBERT M. HERNANDEZ
Chairman of the Board

/s/ TIMOTHY G. RUPERT
TIMOTHY G. RUPERT
President & Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting.....................................................  3

Proxy Statement..............................................................  4

General Information..........................................................  4

The Board of Directors.......................................................  5

         PROPOSAL NO. 1 -- ELECTION OF DIRECTORS.............................  7

         PROPOSAL NO. 2 -- RATIFICATION OF THE APPOINTMENT OF
                           INDEPENDENT ACCOUNTANTS........................... 10

         PROPOSAL NO. 3 -- 2004 STOCK PLAN................................... 11

 Security Ownership.......................................................... 16

 Executive Compensation...................................................... 17

 Stock Performance Graph..................................................... 20

 Pension Benefits............................................................ 20

 Employment Agreements....................................................... 21

 Other Information........................................................... 23

 Audit Committee Charter..................................................... 24

 2004 Stock Plan............................................................. 27

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                         RTI INTERNATIONAL METALS, INC.

         TIME:
                  2:00 p.m., Eastern Time

         DATE:
                  April 30, 2004

         PLACE:
                  Holiday Inn
                  7410 South Avenue
                  Boardman, Ohio

         PURPOSE:
                  - Elect directors

                  - Ratify the appointment of independent accountants

                  - Consider 2004 Stock Plan

                  - Conduct other business if properly raised

                  Only shareholders of record on March 1, 2004 may vote at the meeting.

                  YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                  /S/ RICHARD M. HAYS
                  RICHARD M. HAYS
                  Secretary

                  April 5, 2004

                                PROXY STATEMENT

GENERAL INFORMATION
--------------------------------------------------------------------------------

- WHO MAY VOTE?

Shareholders of RTI as of the close of business on the record date, March 1, 2004, are entitled to vote at the Annual Meeting.

- WHAT MAY I VOTE ON?

You may vote on:

  the election of nominees to serve on our Board of Directors,

  the ratification of the appointment of our independent accountants for 2004, and the 2004 Stock Plan

- VOTING RECOMMENDATIONS

The Board recommends that you vote

FOR each of the nominees.

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2004.

FOR the 2004 Stock Plan.

- HOW DO I VOTE?

Sign and date each proxy card you receive and return it in the envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the three proposals. You have the right to revoke your proxy at any time before the meeting by:

  (1) notifying RTI's Secretary;

  (2) voting in person; or

  (3) returning a later-dated proxy card.

                             THE BOARD OF DIRECTORS

The business and affairs of RTI are under the general direction of the Board of Directors. The Board presently consists of ten members, eight of whom are neither officers nor employees of RTI or its subsidiaries. The Board of Directors has determined that Craig R. Andersson, Neil A. Armstrong, Daniel I. Booker, Donald P. Fusilli, Jr., Charles C. Gedeon, Robert M. Hernandez and Edith
E. Holiday will meet the New York Stock Exchange rules and listing standards relating to independence generally and for all committees on which they sit. Those standards will become applicable to RTI as of April 30, 2004, the date of the Annual Meeting of Shareholders. Ronald L. Gallatin will not meet these standards since his adult son who does not live with him was employed by RTI's independent accountants, PricewaterhouseCoopers LLP, until May, 2003. The Board of Directors does not intend to re-appoint Mr. Gallatin to the Audit or Human Resources Committee on April 30, 2004 at its organization meeting following the Annual Meeting.

The Board met five times during 2003. All of the directors attended at least 75% of the Board meetings and the meetings of the committees on which they sit.

It is the policy of the Nominating/Corporate Governance Committee to consider recommendations by shareholders for nominees for election as director. Recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of RTI for presentation to the Committee.

There are four principal committees of the Board of Directors. Committee membership, the functions of the committees and the number of meetings held during 2003 are described below.

EXECUTIVE COMMITTEE

The members of the Executive Committee are Robert M. Hernandez (Chairman), Craig
R. Andersson, Charles C. Gedeon, John H. Odle and Timothy G. Rupert.

The Executive Committee assists the Board in the discharge of its responsibilities and may act on behalf of the Board when emergencies or scheduling make it difficult to convene the Board. All actions taken by the Committee must be reported at the Board's next meeting. During 2003, the Executive Committee held no meetings.

AUDIT COMMITTEE

The members of the Audit Committee are Robert M. Hernandez (Chairman), Craig R. Andersson, Neil A. Armstrong, Donald P. Fusilli, Ronald L. Gallatin, and Charles
C. Gedeon. The Committee has adopted, and the Board has approved, the Committee charter attached as Exhibit 1 hereto and available on the RTI Website, www.rti-intl.com. The Board has determined that Messrs. Hernandez and Fusilli are each qualified as an audit committee financial expert within the meaning of Securities and Exchange Commission regulations and that each of the members of the Audit Committee has accounting or financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

The Audit Committee assists the Board in overseeing RTI's financial reporting process and systems of internal accounting controls and in monitoring RTI's compliance with legal and regulatory requirements and the independence and performance of RTI's internal auditors and independent accountants. The Committee's responsibilities are listed in the attached charter.

The Audit Committee held twelve meetings in 2003.

HUMAN RESOURCES COMMITTEE

The members of the Human Resources Committee are Craig R. Andersson, Neil A. Armstrong, Daniel I. Booker, Donald P. Fusilli, Ronald L. Gallatin, Charles C. Gedeon and Edith E. Holiday.

The Committee discharges the Board's duties concerning executive compensation and prepares the report on it required by the Securities and Exchange Commission.

The Human Resources Committee is responsible for review and approval of RTI's compensation philosophy; executive compensation programs, plans and awards; and policies, principles and proce-dures for selection and performance review of the CEO and other top management; and for establishing the CEO and other top management's compensations levels based on the Committee's evaluation of their performance. The Committee also administers RTI's long term incentive plans and stock or stock-based plans. The Committee has adopted, and the Board has approved, a Committee charter which is available on the RTI Website, www.rti-intl.com.

The Human Resources Committee held three meetings in 2003.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The members of the Nominating/Corporate Governance Committee are Daniel I. Booker (Chairman), Robert M. Hernandez and Edith E. Holiday.

The Nominating/Corporate Governance Committee is responsible for considering director candidates submitted by directors, officers, employees and shareholders; recommending to the Board candidates for election to the Board at the Annual Meeting of Shareholders or by the Board to fill vacancies occurring on the Board; and also considering RTI's director compensation from time to time. The Committee is also responsible for developing and recommending to the Board corporate governance principles applicable to RTI as well as their periodic review. The Committee has adopted, and the Board has approved, a Committee Charter which is available on the RTI Website, www.rti-intl.com.

The Nominating/Corporate Governance Committee annually reviews the skills and attributes of board members within the context of the current make-up of the full Board. Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that well serve RTI's governance and strategic needs. Board candidates may be suggested by members of the Committee as well as other directors, management or shareholders and will be considered on the basis of a range of criteria including broad-based business knowledge and contacts, prominence, diversity of talents and background and sound reputation in their fields as well as a global business perspective and commitment to corporate citizen-ship. Additional information concerning director candidates is contained in RTI's Corporate Governance Guidelines which are available on the RTI Website at www.rti-intl.com.

The Nominating/Corporate Governance Committee held five meetings in 2003.

COMPENSATION OF DIRECTORS

RTI employees receive no extra pay for serving as a director. Non-employee directors receive an annual retainer plus a fee for each Board or committee meeting attended, except that no fee is payable for attending a committee meeting if there is a Board meeting on the same day. The annual retainer is $35,000 (except for the Chairman) and the meeting fee $1,000. For his services as non-employee Chairman; Mr. Hernandez receives an annual retainer of $80,000:
$62,500 in RTI common stock and $17,500 in cash. The non-employee committee chairman retainer is $3,000. One-half of the annual retainer payable to non-employee directors and to non-employee committee chairmen is paid in RTI common stock. In 2003, the Common Stock utilized for this purpose and for the Chairman's annual retainer was based on $10.00, the market value of the stock on August 1, 2003.

RTI has adopted the 2002 Non-Employee Director Stock Option Plan providing for the grant of options to purchase up to 500,000 shares during the 10 year term of the Plan. All directors who are not employees of RTI participate in the Plan. On January 31, 2003, each director participating in the Plan was granted a stock option for 3,000 shares at an exercise price of $10.22 per share.

Effective January 1, 2004, the form of compensation paid non-employee directors was modified to provide that each director (except Mr. Hernandez) will be paid an annual retainer of $60,000 and Mr. Hernandez will be paid an annual retainer of $110,000 as non-employee Chairman. One-half of these retainers will be paid in cash and one-half in restricted stock (assuming approval by the shareholders of the 2004 Stock Plan). In addition the Audit Committee Chairman will be paid an annual cash retainer of $10,000 and other committee chairmen an annual cash retainer of $5,000. No fees will be paid for Board or committee meetings attended except that if, in the opinion of the Chairman, circumstances require that an extra-ordinary number of Board meetings be held, non-employee directors will receive a meeting fee of $1,000 for each meeting attended thereafter. If the 2004 Stock Plan is approved by the
 6
shareholders, no further options will be granted under the 2002 Non-Employee Director Stock Option Plan. No options have been granted under the Plan in 2004.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

RTI's directors are elected for one year terms. Non-employee directors may not stand for election after age 72. Employee directors leave the Board when they retire from RTI. The Board may determine to extend the retirement age for a particular director. It has determined to make such an extension to age 75 in the case of Mr. Armstrong.

The Board has nominated the ten current directors for election. Each nominee for election has previously been elected by the shareholders except for Donald P. Fusilli who was elected by the Board on July 24, 2003. Of the ten individuals who are nominees for election, two are current RTI officers and the remaining eight are high level executives with professional experience. If any nominee is unable to serve, your proxy may be voted for another person designated by the Board.

The ten director candidates receiving the most votes will be elected to the Board.

                             NOMINEES FOR DIRECTOR

CRAIG R. ANDERSSON                                                       Age: 66
RETIRED VICE-CHAIRMAN                                        Director since 1990
ARISTECH CHEMICAL CORPORATION
(CHEMICAL PRODUCER)

Mr. Andersson retired as a director and Vice-Chairman of Aristech Chemical Corporation on April 30, 1995. Previously, he was President and Chief Operating Officer, a position he had held since December, 1986. He retired as a director of Albermarle Corporation on December 31, 2002. He is a director of Duquesne University. He is a member of the American Institute of Chemical Engineers and Alpha Chi Sigma (a professional chemical society) and has served on the boards and executive committees of The Society of the Chemical Industry, the Chemical Manufacturers Association, the Pennsylvania Business Roundtable and the Greater Pittsburgh Chamber of Commerce. He has a BS degree in chemical engineering from the University of Minnesota and did graduate work in the same discipline at the University of Delaware.

NEIL A. ARMSTRONG                                                        Age: 73
RETIRED CHAIRMAN, EDO CORPORATION                            Director since 1990
(ELECTRONIC AND ELECTROMECHANICAL SYSTEMS MANUFACTURER)

Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. He became Chairman of Cardwell International, Ltd. in 1980; Chairman of CTA, Inc. in 1982; Chairman of AIL Systems, Inc. in 1989 and Chairman of EDO Corporation in 2000. He retired as Chairman of EDO in 2002 and from the other positions in prior years. He is a member of the National Academy of Engineering.

DANIEL I. BOOKER                                                         Age: 56
PARTNER,                                                     Director since 1995
REED SMITH LLP
(LAW FIRM)

Mr. Booker is a partner of the law firm of Reed Smith LLP. From 1992 until December 31, 2000 he was Managing Partner, or chief executive, of Reed Smith and he continues to serve on its Executive Committee. He received an undergraduate degree from the University of Pittsburgh and a law degree from the University of Chicago. He is a member of the District of Columbia, Pennsylvania and U.S. Supreme Court bars. Mr. Booker is a director of Oce USA Holding, Inc.; Chairman and a director of the Pittsburgh Regional Alliance; and a director of other community and professional organizations.

DONALD P. FUSILLI, JR.                                                   Age: 52
PRESIDENT AND CHIEF EXECUTIVE OFFICER                        Director since 2003
MICHAEL BAKER CORPORATION
(ENGINEERING AND ENERGY SERVICES)

Mr. Fusilli was elected President and Chief Executive Officer of Michael Baker on April 25, 2001. He joined the company in 1973 and spent 6 years in the engineering department before obtaining his law degree in 1979. He became General Counsel in 1984, Executive Vice President-Administration of the Energy Group in 1994 and Executive Vice President and General Manager of the Group in 1995. He was elected President and Chief Operating Officer in March 2000. He is a Civil Engineering graduate of Villanova University and holds a JD from Duquesne University School of Law. He also attended the Advanced Management Program at the Harvard University Business School. He is a Director of Robert Morris University, the Horticultural Society of Western Pennsylvania and Pittsburgh Vision Services.

RONALD L. GALLATIN                                                       Age: 58
RETIRED MANAGING DIRECTOR                                    Director since 1996
LEHMAN BROTHERS INC.
(INVESTMENT BANKING FIRM)

Mr. Gallatin served as a Managing Director of Lehman Brothers Inc., where he was a member of the Firm's Operating Committee and its Director of Corporate Strategy and Product Development until his retirement on December 31, 1995. During his 24 years with Lehman, Mr. Gallatin had various senior roles in both its investment banking and capital markets divisions and was responsible for a series of financial innovations, most notably Zero Coupon Treasury Receipts, Money Market Preferred Stock and Targeted Stock. A graduate of New York University, and both Brooklyn and New York University Law Schools, Mr. Gallatin has BS, JD and LLM (Taxation) degrees and is a Certified Public Accountant.

CHARLES C. GEDEON                                                        Age: 63
CONSULTANT                                                   Director since 1991

Mr. Gedeon joined United States Steel Corporation in 1986 as Vice President-Raw Materials and President of U.S. Steel Mining Co., Inc. He was promoted to Senior Vice President-Related Resources in 1988 and advanced to the position of President, U.S. Diversified Group in 1990. He became Executive Vice President-Raw Materials and Transportation of U.S.Steel in 2003. He retired from this position on June 30, 2003. From 1983 until he joined U.S.Steel, Mr. Gedeon had been Vice President-Operations of National Steel Corporation. Mr. Gedeon is a member of the American Iron and Steel Institute.

ROBERT M. HERNANDEZ                                                      Age: 59
CHAIRMAN OF THE BOARD OF THE COMPANY                         Director since 1990

On December 31, 2001, Mr. Hernandez retired as Vice Chairman and Chief Financial Officer and director of USX Corporation. He was elected to this position on December 1, 1994. Mr. Hernandez had been elected Executive Vice President--Accounting & Finance and Chief Financial Officer and director of USX on November 1, 1991. He was Senior Vice President-Finance & Treasurer of USX from October 1, 1990, to October 31, 1991. Mr. Hernandez was President-U.S. Diversified Group of USX from June 1, 1989, to September 30, 1990, and in such role had responsibilities for USX's businesses not related to energy and steel. From January 1, 1987, until May 31, 1989, he was Senior Vice President and Comptroller of USX. Mr. Hernandez has his undergraduate degree from the University of Pittsburgh and his MBA from the Wharton Graduate School of the University of Pennsylvania. He is a trustee and Vice Chairman of BlackRock Funds and a director of ACE Limited and Eastman Chemical Company.

EDITH E. HOLIDAY                                                         Age: 52
ATTORNEY                                                     Director since 1999

Ms. Holiday was elected a director on July 29, 1999. She served as Assistant to the President and Secretary of the Cabinet in the White House from 1990 to 1993. Prior to that she held several senior positions in the United States Treasury Department including General Counsel. She is a director of Amerada Hess Corporation; Beverly Enterprises, Inc.; Canadian National Railway Company and H.J. Heinz Company. She is also a director or trustee of a number of investment companies in the Franklin Templeton Group of Funds. She is operating trustee of TWE Holdings I and II Trusts. She has BS and JD degrees from the University of Florida.

JOHN H. ODLE                                                             Age: 61
EXECUTIVE VICE PRESIDENT                                     Director since 1996
OF RTI

Mr. Odle was elected a director on July 26, 1996 and has been Executive Vice President since June 1996. He was Senior Vice President--Commercial from 1989 to 1996 and served as Vice-President--Commercial from 1981 until 1989. Prior to that, Mr. Odle served as General Manager--Sales. He has 26 years of service with RTI and its predecessor. He is a member of the American Society for Metals and the International Titanium Association. He is a graduate of Miami University of Ohio. He serves on the Advisory Board of The Kent State University.

TIMOTHY G. RUPERT                                                        Age: 57
PRESIDENT & CHIEF                                            Director since 1996
EXECUTIVE OFFICER OF RTI

Mr. Rupert was elected a director on July 26, 1996 and President & Chief Executive Officer on July 30, 1999. He had been Executive Vice President & Chief Financial Officer since June 1996. He was Senior Vice President & Chief Financial Officer from 1994 to 1996 and had served as Vice President & Chief Financial Officer since September 1991 when he joined RTI's predecessor. He has a BS degree from Indiana University of Pennsylvania. He is a director and Past President of the International Titanium Association, a director and member of the Executive Committee of Columbus Insurance Ltd., and a director and Vice Chairman of the Youngstown/Warren Regional Chamber of Commerce.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP has served as independent accountants for RTI and its predecessors for a number of years. For 2003, PricewaterhouseCoopers LLP rendered professional services in connection with the audit of the financial statements of RTI and its subsidiaries, including examination of certain employee benefit plans, review of quarterly reports and review of filings with the Securities and Exchange Commission. It also provided tax consulting services and reviewed RTI's enterprise resource planning software system from the accounting controls standpoint. It is knowledgeable about RTI's operations and accounting practices and is well qualified to act in the capacity of independent accountants. The Audit Committee has selected PricewaterhouseCoopers LLP as RTI's independent accountants for 2004.

AUDIT FEES

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of RTI's annual financial statements and review of financial statements in RTI's Form 10-Q Reports in 2002 and 2003 were $310,041 and $340,675, respectively.

AUDIT-RELATED FEES

The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP that were related to the services described above in 2002 and 2003 were $53,260 and $48,000, respectively. The services comprising these fees were in the nature of benefit plan audits.

TAX FEES

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax services in 2002 and 2003 were $505,951 and $461,298, respectively. The services comprising these fees include federal and state tax return compliance, assistance related to the Company's examination by the IRS for the years 1998 through 2001 and various federal, state and international tax consulting projects.

ALL OTHER FEES

Other than fees disclosed above, the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP to RTI and its subsidiaries in 2002 and 2003 were $116,548 and $34,000, respectively. In 2002, the services comprising these fees were in the nature of internal audit and benefit plan Form 5500 preparation. In 2003, the services comprising these fees was in the nature of benefit plan Form 5500 preparation and Sarbanes-Oxley Section 404 compliance assistance.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

VOTE REQUIRED

Election of the independent accountants requires the favorable vote of a majority of the votes cast. Only votes for or against the proposal count. Abstentions and broker non-votes do not count for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

       THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
             PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS
                               FOR RTI FOR 2004.

AUDIT COMMITTEE REPORT

We met with management, the independent accountants and the internal auditors periodically during the year to consider the adequacy of RTI's internal controls and the objectivity of its financial reporting. We also discussed with RTI's management and independent accountants the process used for certifications by RTI's chief executive officer and chief financial officer which are required for certain of RTI's filings with the Securities and Exchange Commission. We have reviewed and discussed RTI's 2003 audited financial statements with management and with PricewaterhouseCoopers LLP. We have also discussed with the independent accountants the matters required to be communicated by Statement on Auditing Standard (SAS) No. 61 as amended by SAS No. 90 (Communications With Audit Committees).

In addition we have received from the independent accountants the written disclosures required by Independence Standards Board Standard No. 1 and have discussed with them their independence from RTI and its management. We have considered whether the provision by PricewaterhouseCoopers LLP of the professional services described above was compatible with the maintenance by PricewaterhouseCoopers LLP of its independent status and have determined that it was.

Based on these reviews and discussions, we recommended to RTI's Board of Directors, and the Board has approved, that the Audited Financial Statements be included in RTI's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

           Robert M. Hernandez (Chairman)           Neil A. Armstrong

           Craig R. Andersson                       Donald P. Fusilli
           Ronald L. Gallatin                       Charles C. Gedeon

                                 PROPOSAL NO. 3

                 RTI INTERNATIONAL METALS, INC. 2004 STOCK PLAN

RTI has historically sought to further align the interests of its employees and directors with that of its shareholders through stock ownership. Like many companies, we have elected to do so through various equity-based compensatory arrangements. Employees have been granted stock based awards under our 1995 Stock Plan (the "1995 Plan"). We have historically compensated our non-employee, or "outside," directors through a combination of cash, stock awards and stock options. The stock awards to our outside directors have been granted annually as partial payment of the directors' annual retainers. Stock options to our outside directors have been granted pursuant to the terms of our 2002 Non-Employee Director Stock Option Plan (the "2002 Plan").

The existing 1995 Plan will expire on April 26, 2005 by its terms, except with respect to outstanding awards under the plan. The Board of Directors believes that it is important, and in the best interests of RTI and its shareholders, to continue to provide long-term equity-based incentive compensation to valued employees beyond the expiration of the 1995 Plan. We believe that doing so will aid the Company and its subsidiaries in attracting and retaining exceptional talent and motivating our management team and key employees to achieve long-range performance goals.

We also continue to believe that a significant portion of our outside director compensation should be paid in equity awards. We believe that by doing so, we will increase our directors' interest in the growth and performance of RTI and we will continue to attract and retain qualified directors. Due to recent changes in applicable New York Stock Exchange Rules, continued grants of shares of RTI stock to our non-employee directors in partial payment of their annual retainers will now require the annual approval of our stockholders.

These facts have caused us to take a comprehensive look at all of our stock based compensation and to propose the 2004 Stock Plan to replace the 1995 Plan and both the previous practice of granting shares in partial payment of annual retainers to directors and the 2002 Plan. To that end, the Board of Directors has unanimously adopted the 2004 Stock Plan and recommended that the plan be submitted to the shareholders for approval.

The Board believes that the 2004 Stock Plan is a well-suited tool for RTI to utilize in the implementation of its compensation goals, particularly in today's corporate governance environment. Specifically:

- The plan limits the number of shares available for issuance to 2,500,000 (plus any shares covered by options already outstanding under the 1995 Plan and 2002 Plan that expire or are terminated without being exercised and any shares delivered in connection with the exercise of any outstanding awards under the 1995 Plan and 2002 Plan) during its ten-year term and limits the number of shares available for grants of restricted stock to 1,250,000;

- The plan provides for a fixed allocation of shares, thereby requiring shareholder approval of any additional allocation of shares;

- The maximum term for awards made pursuant to the plan is ten years;

- The exercise price of stock options, stock appreciation rights and other similar instruments awarded under the plan may not be less than the fair market value of RTI stock on the date of grant or award;

- The plan prohibits the repricing of stock options and stock appreciation rights;

- The plan focuses on granting equity awards in partial payment of directors' annual retainers and not the grant of options to directors. Although subject to change, the Board does not presently intend to grant options to directors under the plan; and

- Grants of awards in partial payment of director's annual retainers will be awards of restricted stock under the plan unlike the stock grants under the prior system which were not subject to restriction other than as required by applicable securities laws.

                              SUMMARY OF THE PLAN

The principal features of the plan are summarized below, however, we do not mean for this summary to provide all of the important information in the plan which is shown as Exhibit 2 to this proxy statement.

PLAN ADMINISTRATION. The plan is administered by the Board or any Committee of the Board.

It is intended that the Human Resources Committee will be appointed by the Board to administer the plan and, notwithstanding such appointment, the full Board may exercise any authority under and otherwise administer the plan. All of the members of the Human Resources Committee will meet the New York Stock Exchange standard for director independence.

ELIGIBILITY. All of our non-employee directors and any of our employees, including executive officers, and our subsidiaries' employees are eligible to be selected by the Administrator to receive any type of award under the plan. The selection of the recipients of awards will be wholly within the discretion of the Administrator. RTI and its subsidiaries had approximately 1,112 employees and eight non-employee directors as of January 31, 2004.

AWARDS. The plan provides for the grant of shares of RTI common stock, incentive (or "qualified") stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock unit awards, other rights, interests or options relating to RTI common stock.

SHARES SUBJECT TO THE PLAN. The plan authorizes the issuance of up to 2,500,000 shares of RTI common stock over its ten-year term (plus any shares covered by options already outstanding under the 1995 Plan and 2002 Plan that expire or are terminated without being exercised and any shares delivered in connection with the exercise of any outstanding awards under the 1995 Plan and 2002 Plan). Upon stockholder approval of this plan, no further awards of any kind may be made under either the 1995 Plan or the 2002 Plan. Any shares subject to an award under the 2004 Stock Plan that is forfeited, cancelled, expires, lapses or otherwise terminates without the issuance of such shares will again be available for grant under the plan. Likewise, shares that are tendered to RTI by a participant as full or partial payment of the exercise price of any stock option granted under the plan or in payment of any withholding tax incurred in connection with any award under the plan shall be available for issuance under the plan. The shares issued under the plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

ADJUSTMENTS. In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure or capitalization affecting RTI common stock, adjustments and other substitutions will be made to the plan by the Administrator, including adjustments in the maximum number of shares subject to the plan and other numerical limitations. In such event, adjustments may also be made to the terms and conditions of awards under the plan as Administrator, in its sole discretion, deems equitable.

STOCK OPTIONS. Options to purchase shares of RTI common stock may be granted under the plan. The price at which a share may be purchased under an option may not be less than the fair market value of a share on the date the option is granted. The plan permits the Administration to establish the term of each option, but no option shall have a term of longer than ten years. Options may be granted to employees as qualified (or "incentive") stock options or non-qualified stock options. Options granted to outside directors may only be non-qualified stock options. Unless otherwise determined by the Administrator at the time of a grant or award under the plan, all outstanding awards shall vest and become fully exercisable in the event a change of control occurs as described below.

STOCK APPRECIATION RIGHTS. Stock Appreciation Rights meaning a right to receive a payment in cash and/or shares of RTI common stock equal to the excess of the fair market value of a share on the date the Stock Appreciation Right is exercised over the fair market value of a share at the date of the award of the Stock Appreciation Right may be granted either alone or in addition to other awards granted under the Plan and may, but need not, relate to a specific option granted under the plan.

RESTRICTED STOCK. Restricted stock awards may be made to participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in connection with other awards under the plan. Restricted stock awards may be subject to forfeiture and other limitations on transfer and may be conditioned upon continued employment, performance measures and other conditions, as determined by the Administrator at the time of the making of the award. No more than 1,250,000 shares of restricted stock may be issued during the ten year term of the plan.

ANNUAL RETAINER TO DIRECTORS. Under the plan, non-employee directors shall receive an annual retainer in an amount to be determined by the Board. Up to 50% of such annual retainer may be paid in the form of restricted stock awards. If a portion of non-employee directors' retainers is payable in restricted stock awards, the number of shares of restricted stock to be awarded shall be equal to the portion of the annual retainers to be paid in restricted stock divided by the fair market value of a share of RTI common stock on the day on which the award is made. Restricted stock awards in partial payment of non-employee directors' retainers, will be made to participants upon the completion of each annual meeting of shareholders held during the term of the plan. Restricted stock payable for a portion of a directors retainer vests and becomes fully exercisable immediately prior to the annual meeting of shareholders following such award. In the event a director's service on the Board terminates other than by reason of death, disability or retirement, any non-vested shares shall terminate and all rights, title and interest therein shall be forfeited.

CHANGE IN CONTROL. Unless otherwise determined by the Board at the time of the grant of an award, in the event of a change in control of RTI, all outstanding awards will become fully vested. A "change in control" means, with certain exceptions: (i) an acquisition of beneficial ownership of 20% or more of either the outstanding common stock or the combined voting power of the outstanding voting securities of RTI, unless the shares are acquired directly from RTI, by an employee benefits plan or in certain approved transactions; (ii) a change in the composition of the Board of Directors during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board, together with other individuals selected by such incumbent directors, cease to constitute a majority of the Board; (iii) the approval by our shareholders of a merger, reorganization or consolidation or a disposition of all or substantially all of RTI's assets, under certain circumstances; or (iv) the approval by our shareholders of a complete liquidation or dissolution of RTI.

EFFECTIVE DATE, TERM, AMENDMENT AND TERMINATION. If approved by shareholders, the plan will become effective as of the date of such approval and will remain in effect until the ten-year anniversary of the effective date unless otherwise terminated by the Board. Termination will not affect grants and awards then outstanding under the plan. The Board may terminate or amend the plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Internal Revenue Code, New York Stock Exchange rules, or other applicable law. In any event, shareholder approval will be required to, among other things, increase the maximum number of shares issuable under the plan, or reduce the exercise price of options and stock appreciation rights by repricing or replacing such awards.

RESTRICTION ON TRANSFER. Awards granted under the plan to employees are generally non-transferable, except by will or the laws of descent and distribution. Non-employee directors are permitted to transfer awards to members of their immediate family and to trusts for the benefit of the director or his or her immediate family.

OTHER PROVISIONS. The Administrator may establish procedures providing for the delivery of shares of RTI common stock in satisfaction of withholding tax obligations and delivery of shares of RTI common stock, cash or other property in payment of the exercise price of awards under the plan.

FEDERAL INCOME TAX CONSEQUENCES. We believe that under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options and restricted stock awards. The grant of an option will create no tax consequences for a participant or RTI. A participant will have no taxable income upon exercising an incentive stock option after the applicable incentive stock option holding periods have been satisfied (except that the alternative minimum tax may apply), and we will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, a participant must recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. We will be entitled to a deduction for the same amount. The treatment to a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequence to RTI in connection with a disposition of shares acquired under an option, except that we may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied. Upon the lapsing of the risk of forfeiture (i.e., upon vesting) of shares of restricted stock, the recipient must recognize ordinary income equal to the fair market value of the shares on such date.

NEW PLAN BENEFITS TABLE. No benefits or amounts have been granted, awarded or received under the 2004 Stock Plan. As awards under the plan are discretionary, no awards are determinable at this time. Information about awards made under the 1995 Plan to the named executive officers is set forth in the Summary Compensation Table and the Stock Option Grant Table in this proxy statement. Had the 2004 Plan been in effect for 2003, there would have been no change in the benefits or amounts which would have been received by named executive officers from those identified with respect to the 1995 Plan.

The following chart presents the information related to anticipated awards of restricted stock that will be received by or allocated to non-employee directors for their annual retainer for fiscal 2004, subject to shareholder approval of the plan, pursuant to the terms of the plan and the anticipated action of the Board.

                                2004 STOCK PLAN
             (AWARDS WITH RESPECT TO ANNUAL RETAINER TO DIRECTORS)

NAME AND POSITION                                             DOLLAR VALUE   NUMBER OF UNITS
-----------------                                             ------------   ---------------
Named executive officers....................................         N/A            N/A
Executive officers as a group...............................         N/A            N/A
Non-executive directors as a group..........................    $265,000(1)(3)     16,879(2)(3)
Employees (excluding executive officers) as a group.........         N/A            N/A

---------------

(1) Assumes annual retainers of $60,000 or each non-employee director other than the chairman and $110,000 for the chairman and the payment of 50% of such retainers in restricted stock awards. Assumes no options or other awards will be granted.

(2) These estimated number of shares are based upon the mean of the high and low market price of RTI Common Stock as reported on the New York Stock Exchange on March 15, 2004. Actual grants will be priced as of the date of the 2004 Annual Meeting.

(3) The actual dollar value and number of shares to be issued will depend on future variables such as stock prices, changes in the annual retainers paid to directors and decisions by the Administrator to grant additional compensation in the form of stock and is thus not currently determinable.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS. The affirmative vote of the majority of the common shares present in person or represented by proxy at the meeting and entitled to vote on this proposal will be required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker "non-vote" is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2004 STOCK PLAN.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of RTI, as of February 27, 2004, no person or group owned beneficially more than five percent of the outstanding Common Stock of RTI except:

              NAME AND ADDRESS OF                 AMOUNT AND NATURE OF       PERCENT OF
                BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP         CLASS
                ----------------                  --------------------         -----

Citigroup Global Markets Holdings, Inc..........        2,068,237(1)             9.8%
388 Greenwich Street
New York, NY 10013

Smith Barney Fund Management LLC
333 West 34th Street
New York, NY 10001

Citigroup Inc.
399 Park Avenue
New York, NY 10043

AXA Financial, Inc..............................        2,044,165(2)             9.7%
1290 Avenue of the Americas
New York, NY 10104

ICM Asset Management, Inc. and James M.
  Simmons.......................................        1,619,867(3)             7.8%
601 W. Main Ave., Ste. 600
Spokane, WA 99201

Dimensional Fund Advisors, Inc..................        1,531,036(4)             7.3%
1299 Ocean Ave, 11th Floor
Santa Monica, CA 90401

Barclays Global Investors, NA...................        1,055,049(5)             5.0%
Barclays Global Fund Advisors
45 Freemont Street
San Francisco, CA 94105

Barclays Private Bank Limited
59/60 Grosvenor Street
London, WIX 9DA England

---------

        (1) Based on Schedule 13G dated February 10, 2004, which indicates that each reporting person had sole voting power and sole dispositive power over no shares; and shared voting power and shared dispositive power over 2,068,237 shares.

        (2) Based on Schedule 13G dated February 13, 2004, which indicates that AXA had sole voting power over 1,819,906 shares, shared voting power over 26,700 shares, sole dispositive power over 2,044,165 shares and shared dispositive power over no shares.

        (3) Based on Schedule 13G dated February 10, 2004, which indicates ICM and James M. Simmons had sole voting power over no shares, shared voting power over 837,571 shares, sole dispositive power over no shares and shared dispositive power over 1,619,867 shares.

        (4) Based on Schedule 13G dated February 6, 2004, which indicates that Dimensional Fund had sole voting power and sole dispositive power over 1,531,036 shares and shared voting power and shared dispositive power over no shares.

        (5) Based on Schedule 13G dated February 13, 2004, which indicates that each reporting person had sole voting power and sole dispositive power over no shares and shared voting power and shared dispositive power over 1,055,049 shares.

  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reflects the number of shares of Common Stock of RTI beneficially owned, as of February 16, 2004, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                                      PERCENT OF
                                                   NUMBER OF          OUTSTANDING
                    NAME                           SHARES(1)           SHARES(3)
                    ----                           ---------           ---------
Craig R. Andersson...........................        59,300(2)            --
Neil A. Armstrong............................        24,872(2)            --
Gordon L. Berkstresser.......................        35,800
Daniel I. Booker.............................        19,118(2)            --
Donald P. Fusilli............................         1,313
Ronald L. Gallatin...........................        34,750(2)            --
Charles C. Gedeon............................        12,365(2)            --
Robert M. Hernandez..........................        61,950(2)            --
Dawne S. Hickton.............................        90,927               --
Edith E. Holiday.............................        10,145(2)            --
Lawrence W. Jacobs...........................        75,843               --
John H. Odle.................................       223,518              1.1%
Timothy G. Rupert............................       288,736              1.4%
                                                    -------
All directors and executive officers
  as a group (13 persons)....................       938,657              4.5%

---------

(1) Includes 50,167 shares, 18,999 shares, 37,666 shares, 106,666 shares and 115,333 shares, respectively, which Mrs. Hickton and Messrs. Berkstresser, Jacobs, Odle and Rupert had the right to acquire within 60 days under the Company's 1995 Stock Plan.

(2) Includes 3,000 shares which the non-employee director had the right to acquire within 60 days under the 2002 Non-Employee Director Stock Option Plan.

(3) No percent is shown for ownership of less than one percent.

EXECUTIVE COMPENSATION

The following table shows the annual and long term compensation paid the chief executive officer and the other four most highly compensated executive officers of RTI for services rendered in all capacities in 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                         -------------------------------------
                                                                                                     PAYOUTS
                                           ANNUAL COMPENSATION                    AWARDS            ----------
                                    ----------------------------------   ------------------------   LONG TERM
                                                             OTHER       RESTRICTED      STOCK      INCENTIVE
          NAME AND                                $          ANNUAL        STOCK        OPTIONS        PLAN         ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY     BONUS     COMPENSATION       $         (SHARES)      PAYOUTS      COMPENSATION
     ------------------       ----   ------     -----     ------------       -         --------      -------      ------------
Timothy G. Rupert...........  2003  $415,000   $300,000        --         $306,856      30,000        --             --
  President &                 2002   400,000    400,000        --          210,650      35,000        --             --
    Chief Executive Officer   2001   370,000    325,000        --          236,720      25,000        --             --
John H. Odle................  2003   275,000   $100,000        --         $136,437      24,000        --             --
  Executive Vice President    2002   270,000    160,000        --           95,750      28,000        --             --
                              2001   265,000    135,000        --           94,688      23,000        --             --
Gordon L. Berkstresser......  2003   140,000   $ 50,000        --         $ 39,092      11,000        --             --
  Vice President &            2002   133,000     75,000        --           19,150      13,000        --             --
    Controller                2001   125,000     50,000        --           23,672      10,000        --             --
Dawne S. Hickton............  2003   180,000   $ 85,000        --         $ 72,051      17,000        --             --
  Vice President & General    2002   170,000    110,000        --           47,875      20,000        --             --
    Counsel                   2001   160,000     75,000        --           47,344      12,000        --             --
Lawrence W. Jacobs..........  2003   160,000   $ 50,000        --         $ 43,691      12,000        --             --
  Vice President &            2002   154,000     80,000        --           23,938      15,000        --             --
    Chief Financial Officer   2001   145,000     55,000        --           23,672      10,000        --             --

The following tables set forth information with respect to stock option grants and exercises in 2003 and December 31, 2003 stock option values:

                          STOCK OPTION GRANTS IN 2003

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                                                   % OF TOTAL                                          STOCK PRICE
                                                    OPTIONS                                           APPRECIATION
                                       OPTIONS     GRANTED TO    EXERCISE OR                         FOR OPTION TERM
                                       GRANTED     EMPLOYEES      BASE PRICE    EXPIRATION      -------------------------
                NAME                   (SHARES)     IN 2003         ($/SH)         DATE             5%            10%
                ----                   --------    ----------    ------------   ----------      -----------   -----------
Timothy G. Rupert....................   30,000       16.3%         $10.220         1/30/13       $192,819      $488,641
John H. Odle.........................   24,000       13.1%         $10.220         1/30/13       $154,255      $390,913
Gordon L. Berkstresser...............   11,000        6.0%         $10.220         1/30/13       $ 70,000      $179,169
Dawne S. Hickton.....................   17,000        9.3%         $10.220         1/30/13       $109,264      $276,897
Lawrence W. Jacobs...................   12,000        6.5%         $10.220         1/30/13       $ 77,128      $195,457

                   AGGREGATED STOCK OPTION EXERCISES IN 2003
                   AND DECEMBER 31, 2003 STOCK OPTION VALUES

                                                                      NUMBER OF                     VALUE OF
                                                                     UNEXERCISED                   UNEXERCISED
                                                                     OPTIONS AT                   IN-THE-MONEY
                                   SHARES                         DECEMBER 31, 2003                OPTIONS AT
                                 ACQUIRED ON                         (SHARES)(1)                DECEMBER 31, 2003
                                  EXERCISE        VALUE      ---------------------------   ---------------------------
             NAME                 (SHARES)      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------    --------     -----------   -------------   -----------   -------------
Timothy G. Rupert..............       0             0          139,333        61,667        $687,081       $173,014
John H. Odle...................       0             0          117,666        50,334         453,332        138,416
Gordon L. Berkstresser.........       0             0           22,999        23,001         107,264         64,266
Dawne S. Hickton...............       0             0           50,167        34,333         165,560         98,864
Lawrence W. Jacobs.............       0             0           37,666        25,334         133,846         74,150

---------

(1) Adjusted for one-for-ten reverse stock split effective March 31, 1994 and subsequent rights offering.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This Committee administers RTI's stock-based compensation plans and is also responsible for all other executive compensation matters.

RTI has adopted a comprehensive statement entitled "Pay Philosophy and Guiding Principles Governing Officer Compensation". Principal components of the statement are as follows:

The Philosophy is to have RTI's officer compensation programs:

     - promote achievement of RTI's business objectives and reinforce its strategies.

     - align the interests of RTI's officers with those of its shareholders.

     - provide pay that is externally competitive and internally equitable, that rewards accomplishment to the extent identifiable and measurable and that delivers significant rewards for exceptional performance.

The Guiding Principles are described as:

1. Pay programs will be characterized by variability, clarity, communicability and strategic emphasis. Specific areas of communication will be the factors considered, annual target incentive objectives and results and annual target levels for restricted stock vesting performance measures and results. The strategic emphasis will include recognition of the roles of various elements of pay in attracting, retaining and motivating employees, the aspects of performance that each element is best suited to reward and the characteristics of RTI and its officer group that point to emphasis on specific elements of pay.

2. Specific descriptions of salary administration and annual and long term incentive compensation administration are set forth. Annual incentive compensation is accomplished through RTI's Incentive Compensation Plan while long term incentive compensation is handled under the 1995 Stock Plan.

     Market conditions in the industry were severely impacted by the terrorist attacks of September 11, 2001. In 2002, despite the continued decline after September 11 in the commercial aerospace business with the consequent decline in titanium mill product shipments, management's continued focus on profitable business and cutting production costs resulted in RTI's improving net income for the year by almost 25% compared with 2001.

     After review of the officers' performance in 2002 against their objectives, RTI's operating and financial performance, cash flow and return on assets and shareholder return, in January 2003 the Committee approved the salary increases and restricted stock and stock option awards shown in the Summary Compensation Table.

     In January 2004, the officers' performance was again evaluated. The year 2003 was a difficult year. Weak U. S. and global economies, the terrorist attacks of September 11, the ongoing conflicts in the Middle East and the worldwide outbreak of Severe Acute Respiratory Syndrome had severe adverse effects on the overall titanium industry. The Niles plant, RTI's largest, operated at less than 50% of capacity most of the year with two temporary shutdowns for lack of work. RTI also had a work stoppage at the Niles Plant by the union represented employees. Nonetheless shareholder return was very strong and increased over the previous year and RTI generated a modest profit and strong cash flow. The Committee considered this an exceptional performance in the context of a dismal economic environment. Accordingly the Committee concluded to award the bonuses shown in the Compensation Table which were in line with the target amounts in the Pay Philosophy and Guiding Principles Statement. The Committee also approved compensation increases and restricted stock and stock option grants to the officers.

     The procedures described above were followed in January 2003 and January 2004 in determining the CEO's salary increase, grants of restricted stock and stock options and bonus for 2003. These are all shown in the Compensation Table. The CEO met all of his objectives for 2002 and cash flow, return on assets and income were above plan The Committee concluded that he had done an exceptional job in 2002. The bonus determination in January, 2004 is based on Mr. Rupert's leadership in RTI's outstanding performance in 2003 in a difficult economic environment. The bonus awarded was in line with the target in the Pay Philosophy.

Craig R. Andersson              Neil A. Armstrong                 Daniel I. Booker
Donald P. Fusilli               Ronald L. Gallatin               Charles C. Gedeon
                                 Edith E. Holiday

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the five year cumulative total return to shareholders on RTI's Common Stock with the cumulative total return of the S&P 500 Stock Index and Titanium Metals Corporation ("Timet").

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                            RTI, TIMET AND S&P 500*

                         RTI/RMI                      TIMET                      S&P 500
                         -------                      -----                      -------
1998                       100                         100                         100
1999                        54                          54                         121
2000                       102                          81                         110
2001                        71                          48                          97
2002                        72                          23                          76
2003                       120                          63                          97

* Assumes $100 investment on January 1, 1998 and reinvestment of dividends.

  PENSION BENEFITS

RTI's Pension Plan is a defined benefit plan which first became effective at RMI Company (a predecessor of RTI) in 1971. The Pension Plan recognizes, for pension benefits, services and compensation with RTI, RMI Titanium Company, RMI Company, Reactive Metals, Inc. (a predecessor of RMI Company), United States Steel Corporation, USX Corporation, Quantum Chemical Corporation, or subsidiaries of each. The amounts payable under the Pension Plan will be paid monthly after a participant retires. The table below shows the annual pension benefits for retirement at age 65 (or earlier under certain circumstances) for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The benefits are based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings are highest. Eligible earnings includes only base salary. Incentive awards and similar benefits are excluded, although the amount of such benefits is included in the Summary Compensation Table. Benefits payable under the Pension Plan, and amounts reflected in the following table are subject to offsets for social security benefits and, in certain instances, pensions payable under the U.S. Steel and the Quantum pension plans. As of December 31, 2003, Mrs. Hickton had 6 credited years of service, and Mr. Jacobs 5, Mr. Odle 26, Mr. Berkstresser 4 and Mr. Rupert 35.

     AVERAGE
   CONSECUTIVE             ANNUAL BENEFITS FOR YEARS OF SERVICE
HIGHEST 5 YEARS OF  --------------------------------------------------
   COMPENSATION       10        15         30         40         45
------------------  -------   -------   --------   --------   --------
     $100,000       $12,500   $18,750   $ 37,500   $ 51,000   $ 57,750
      200,000        25,000    37,500     75,000    102,000    115,500
      300,000        37,500    56,260    112,500    153,000    173,250
      400,000        50,000    75,000    150,000    204,000    231,000

Under the employment agreement dated as of August 1, 1999 between RTI and Mr. Odle, RTI agreed that if he continues in active employment with RTI until either age 65, or such earlier date as the RTI Board of Directors may approve, RTI at his retirement will pay him a one time lump sum payment of the then present value of the 9.16 years of non-pensionable service attributable to periods he was employed by U.S. Steel (3.58 years) and the Company (5.58 years) which pre-date his current period of employment, calculated pursuant to the RTI Pension Plan and its Supplemental Pension Program.

  SUPPLEMENTAL PENSION PROGRAM

Officers participating in the Incentive Compensation Plan are also eligible for the RTI Supplemental Pension Program. If they retire or otherwise terminate employment after age 60, or prior to age 60 with RTI consent, they will be entitled to receive the benefits shown in the table below based on bonuses paid under the Incentive Compensation Plan.

   AVERAGE ANNUAL
     BONUS FOR
 FIVE HIGHEST YEARS   ANNUAL BENEFITS FOR YEARS OF SERVICE
 IN TEN YEAR PERIOD   ------------------------------------
PRECEDING RETIREMENT      10           15           20
--------------------  ----------   ----------   ----------
      $ 50,000         $ 7,500      $11,250      $15,000
       100,000          15,000       22,500       30,000
       150,000          22,500       33,750       45,000
       200,000          30,000       45,000       60,000
       250,000          37,500       56,250       75,000
       300,000          45,000       67,500       90,000

RTI has agreed with Mr. Rupert that his continuous service for purposes of the Program shall include his service with USX Corporation.

In order to comply with the limitations of the Internal Revenue Code, pension benefits will be paid directly by RTI when they exceed the amounts permitted by the Code to be paid from federal income tax qualified pension plans.

  EMPLOYMENT AGREEMENTS

On August 1, 1999, RTI entered into employment agreements with Mrs. Hickton and Messrs. Jacobs, Odle and Rupert covering their employment for an initial four year term and for additional one year terms each year thereafter until the officer attains age 65 unless terminated prior thereto by either party on 120 days notice. Under the agreements, each officer will be paid the annual salary set forth, subject to increases from time to time in the sole discretion of RTI. RTI may terminate the services of the officer at any time for "cause" as defined in the agreement. Officers each agree not, for a period of 24 months after the end of the employment period or employment termination, whichever occurs first, to be employed by, or otherwise participate in, any business which competes with RTI. This restriction does not apply if the officer terminates employment with RTI under certain circumstances following a "change in control" of RTI as defined.

The employment agreements also provide that the officer will be entitled to certain severance benefits in the event of termination of employment under certain circumstances following a "change in control" as defined.

These are:

     - a cash payment of up to three times the sum of the officer's current salary plus the highest bonus in the four years before the date of termination,

     - all unvested restricted stock and options will vest immediately,

     - life, disability, accident and health insurance benefits for 24 months after termination,

     - a cash payment of the amount necessary to insure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.

The severance benefits are payable if, any time after a change in control, the officer's employment is terminated by the officer for good reason or by RTI other than for cause or disability. In addition the benefits are payable to Mr. Odle or Mr. Rupert in the event either of them terminates employment within 90 days after a change in control.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

     - any person not affiliated with RTI acquires 20 percent or more of the voting power of our outstanding securities,

     - the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner.

     - RTI merges with another company and RTI's shareholders end up with less than 50 percent of the voting power of the new entity,

     - our shareholders approve a plan of complete liquidation of RTI, or

     - we sell all or substantially all of RTI's assets.

On November 1, 1999 RTI entered into an employment agreement with Mr. Berkstresser covering his employment for an initial four year term and for additional one year terms each year thereafter until he attains age 65 unless terminated prior thereto by either party on 120 days notice. Under the agreement, he will be paid the annual salary set forth, subject to increases from time to time in the sole discretion of RTI. The agreement contains the other terms and conditions described above as being contained in the agreements with Mrs. Hickton and Mr. Jacobs.

                               OTHER INFORMATION

OTHER BUSINESS

We do not expect any business to come up for shareholder vote at the meeting other than the items described in the Notice of Annual Meeting. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

OUTSTANDING SHARES

On March 1, 2004, 21,159,432 shares were outstanding and entitled to vote. Restricted stock awards, whether vested or unvested, are included in shares outstanding.

HOW WE SOLICIT PROXIES

In addition to this mailing, RTI employees may solicit proxies personally, electronically or by telephone. RTI pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for sending these materials to you and getting your voting instructions.

SHAREHOLDER PROPOSALS

The deadline for the submission of shareholder proposals that are intended to be considered for inclusion in the Company's proxy statement for next year's meeting is December 6, 2004. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals presented by shareholders at the annual meeting from the floor unless notice of the intent to make such proposal is received on or before February 19, 2005.

SHAREHOLDER COMMUNICATIONS

Shareholders who wish to communicate with the Chairman, one or more of the other non-management directors, or the non-management directors as a group should mark the communication Personal and Confidential and address it to the Chairman, RTI International Metals Inc., 1000 Warren Avenue, Niles OH 44446.

BOARD ATTENDANCE AT ANNUAL MEETING

RTI Board members are normally expected to attend RTI's Annual Meetings of Shareholders. All of the candidates for election at the meeting attended the 2003 Annual Meeting.

                                             By Order of the Board of Directors

                                                       RICHARD M. HAYS
                                                          Secretary

Dated: April 5, 2004

                                                                       EXHIBIT 1
                         RTI INTERNATIONAL METALS, INC.

                            AUDIT COMMITTEE CHARTER

The Board of Directors shall appoint annually the Audit Committee which shall have the responsibility and authority and shall perform the functions as described below.

COMPOSITION

   1. The membership of the Committee will meet the requirements of the Audit Committee Policy of the New York Stock Exchange. Accordingly, all of the members will be directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member.

   2. No officers or employees of the Company or its subsidiaries will serve on the Committee, until at least three (3) years following the termination of the employment relationship. A former officer of the Company or any of its subsidiaries may serve on the Committee (even though the former officer may be receiving pension or deferred compensation payments from the Company), if, in the opinion of the Board of Directors, the former officer will exercise independent judgment and will materially assist the function of the Committee. However, a majority of the Committee will be directors who were not formerly officers of the Company or any of its subsidiaries.

   3. Attendance by a majority of the Committee will constitute a quorum for conducing a Committee meeting. Pursuant to the by-laws of the Company, members of the Committee may participate in any meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting shall constitute presence in person at such meeting.

RESPONSIBILITY

The responsibility of the Audit Committee shall be to:

   1. Provide assistance to the Board of Directors in fulfilling its statutory and fiduciary responsibilities for examinations of the Company's financial statement and in monitoring its accounting and financial reporting practices.

   2. Determine that the Company had adequate administrative, operational and internal accounting controls and that the Company is operating in accordance with its prescribed procedures and codes of conduct.

   3. Serve as an independent and objective party in the review of the financial information presented by management for distribution to shareholders and the general public.

   4. Exercise general and ongoing oversight of the quarterly reporting process.

   5. Provide direction and supervision over the internal audit function and the independent accountants.

AUTHORITY

The Audit Committee is granted the authority to investigate any matter or activity involving financial accounting, reporting and internal controls of the Company, and all employees shall be directed to cooperate with respect thereto as requested by members of the Committee. The Committee is empowered to retain persons having special competence, as necessary, to assist the Committee in fulfilling its responsibility.

FUNCTIONS

The functions of the Audit Committee shall be to:

   1. Appoint the independent accountants for the coming year.

   2. Review and approve the audit plan of the independent accountants and the internal auditors, including the steps planned for a review of the Company's electronic data processing procedures and controls.

   3. Evaluate the effectiveness of the internal and external audit efforts through regular meetings with the internal auditors and the independent accountants.

   4. Determine through discussions with the independent accountants and the internal auditors that no management restrictions are being placed on the scope of their examinations.

   5. Review the adequacy and effectiveness of the Company's accounting policies and procedures as well as financial and accounting management through observations and discussions with the independent accountants, internal auditors and appropriate officers of the Company.

   6. Monitor internal accounting controls through a review of the reports of the independent accountants and the internal auditors that describe internal accounting, organizational or operating control weaknesses and determine that appropriate corrective action is being taken by management.

   7. Review with management and the independent accountants quarterly accounting and financial reporting to the public.

   8. Arrange for periodic reports from management, the independent accountants and the internal auditors to assess accounting or reporting developments proposed by the FASB or the SEC, or any other significant matters that may have a bearing on the financial statements or the annual examination.

   9. Review and approve any material accounting changes.

  10. Review and approve the Company's annual financial statements, Form 10-K and annual report to shareholders with management and the independent accountants.

  11. Supervise and direct any special projects or investigations that the Committee considers necessary.

  12. Periodically review the Company's business ethics policies, the monitoring of compliance with these policies and the disposition of reported exceptions.

  13. Meet regularly with the Company's general counsel, and outside counsel, when appropriate, to discuss legal matters which may have a significant impact on the Company's financial statements.

  14. Consider in-house policies and procedures for regular review of officers' expenses and perquisites, including any use of corporate assets and inquire as to the results of the review.

  15. The Committee should meet privately with the independent public accountant periodically to request their opinion on various matters including the quality of financial and accounting personnel.

  16. Review the fees proposed and approve the final fees and expenses of the independent accountants for audit services and the fee for any non-audit services to be performed by the independent accountants for any non-audit engagement.

  17. Review on a periodic basis a formal written statement from the independent accountants delineating all relationships between the independent accountants and the company and determine, through discussion, whether corrective action is necessary with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and, if appropriate, recommend that the Board of Directors take appropriate action to ensure the independence of the independent accountants.

MEETINGS

The Committee shall hold at least three regular meetings each year and others as deemed necessary by its chairperson. A report of all Committee meetings will be made to the Board of Directors. The Secretary of the Company shall serve as Secretary of the Audit Committee and shall prepare and keep minutes of all meetings of the Committee.

Adopted by the Board of Directors on January 26, 2001, and amended March 10,
2004.

                                                                       EXHIBIT 2

                         RTI INTERNATIONAL METALS, INC.

                                2004 STOCK PLAN
                          DATED                , 2004

     1. PURPOSE. The RTI International Metals, Inc. 2004 Stock Plan is designed to: (i) promote the long-term financial interests and growth of RTI International Metals, Inc. (together with any successors thereto, the "Company") and its subsidiaries by attracting and retaining qualified individuals to serve as directors and management personnel; (ii) motivate directors and management personnel by means of growth-related incentives to achieve long-range growth goals; and (iii) further the identity of interests of directors and management personnel with those of the shareholders of the Company through opportunities for increased ownership in common stock ($.01 par value) ("Common Stock") of the Company.

     2. DEFINITIONS. As used in this Plan, the following terms shall have the meanings set forth below:

        (a) "Administrator" means the Board or a Committee to administer the Plan; provided, however, that the Board, in its sole discretion, may, notwithstanding the appointment of any Committee to administer the Plan, exercise any authority under this Plan.

        (b) "Annual Meeting" means the Company's annual meeting of stockholders.

        (c) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, or other stock-based award under the Plan.

        (d) "Award Agreement" means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

        (e) "Board" means the Board of Directors of the Company, as constituted from time to time.

        (f) "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

           (1) Any person (within the meaning of that term as used in Sections 13(d) and 14(d) of the Exchange Act (a "Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this Plan the term "Person" shall not include (i) the Company or any of its majority-owned Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or

           (2) A change in composition of the Board during any two year period such that the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, at the beginning of the two year period, are serving as directors on the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the two year period or whose appointment, election or nomination for election was previously so approved, or

           (3) There is consummated a merger or consolidation of the Company or a Subsidiary thereof, with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the Parent of such surviving entity), or the shareholders of the Company approve a plan of complete liquidation of the Company, or there is consummated the sale or other disposition of all or substantially all of the Company's assets.

        (g) "Code" means the Internal Revenue Code of 1986, as amended.

        (h) "Committee" means a committee of the Board.

        (i) "Director" means a member of the Board who is not an employee of the Company or any Parent or Subsidiary thereof.

        (j) "Disability" means a disability as determined by the Company's disability policy as in effect from time to time or as determined by the Administrator consistent therewith.

        (k) "Effective Date" means that date on which the stockholders of the Company approve this Plan.

        (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m) "Fair Market Value" means the mean of the high and low prices of the Shares on the date specified rounded up to the next whole cent (or, if there is no trading on the New York Stock Exchange on such date, then on the first previous trading date) as reported in "New York Stock Exchange Composite Transactions" in "The Wall Street Journal" or by WSJ.com or Bloomberg L.P., or if unavailable, then by reference to any other source as may be deemed appropriate by the Administrator.

        (n) "Option" means a non-qualified or qualified option granted under
     Section 6 of this Plan.

        (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (p) "Participant" means an individual employee or Director who has received an Award under the Plan.

        (q) "Plan" means this RTI International Metals, Inc. 2004 Stock Plan.

        (r) "Prior Stock Plans" means the RTI International Metals, Inc. 1995 Stock Plan and the RTI International Metals, Inc. 2002 Non-Employee Director Stock Option Plan.

        (s) "Restricted Stock" means the Common Stock subject to a Restricted Stock Award.

        (t) "Restricted Stock Award" means a grant of Shares subject to a risk of forfeiture or other restrictions that will lapse upon a specified amount of time since the date on which the Company granted the Participant a Restricted Stock Award or the completion of service by the Participant or the achievement of performance or other objectives, as determined by the Administrator.

        (u) "Restricted Stock Unit Award" means a grant of Stock Units subject to a risk of forfeiture or other restrictions that will lapse upon a specified amount of time since the date of the grant of the Award or the Participant's achievement of performance or other objectives, as determined by the Administrator.

        (v) "Retirement" means the end of a Director's service on the Board due either (i) to the expiration of the term for which such Director was elected; or (ii) the voluntary retirement from service on the Board before the expiration of his or her term.

        (w) "Shares" shall mean shares of the Common Stock.

        (x) "Stock Appreciation Right" shall mean a right to receive a payment in cash and/or Shares equal to the excess of the Fair Market Value of a Share on the date the Stock Appreciation Right is exercised over the Fair Market Value of a Share at the date of the Award of the Stock Appreciation Right for a specified number of Shares.

        (y) "Stock Unit" means the right to receive a Share at a future point in time.

        (z) "Subsidiary or Subsidiaries" means, as the case may be, one or more "subsidiary corporations," whether now or hereafter existing, as defined in
     Section 424(f) of the Code.

        (aa) "Year" means a calendar year.

     3. ELIGIBILITY. Each Director and Employees of the Company and its Subsidiaries in responsible positions whose performance, in the judgment of the Administrator, may affect the Company's success are eligible for Awards under the Plan.

     4. ADMINISTRATION. This Plan shall be administered by the Administrator. Subject to the terms of the Plan and applicable law, the Administrator shall have full power and authority, in its discretion:

        (a) to interpret, construe and administer the Plan and any instrument or agreement relating to, or Award granted under, the Plan;

        (b) to select Participants to whom Awards may from time to time be granted;

        (c) to determine the amount and type of Awards, including any combination thereof, to be granted to a Participant;

        (d) to determine the number of Shares (if any) to be granted under an Award;

        (e) to determine the Fair Market Value of the Common Stock, in accordance with this Plan;

        (f) to determine and modify from time to time, in a manner consistent with this Plan, the terms and conditions of any Award (including but not limited to conditions applicable to the grant, issuance, exercisability and vesting of an Award), and approve the forms of Award Agreements for use under this Plan;

        (g) to determine whether and to what extent an adjustment is required under Section 5(e) of this Plan;

        (h) to determine whether, to what extent and under what circumstances, Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

        (i) to establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan;

        (j) to make any other determination and take any other action that it deems necessary or desirable for the administration of this Plan; and

        (k) to delegate to management of the Company its duties under the Plan subject to such conditions and limitations as the Administrator shall prescribe except that only the Administrator may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

     All decisions of the Administrator shall be final, conclusive and binding upon all parties, including the Company and the Participants.

     5.  SHARES SUBJECT TO THE PLAN.

     (a) Subject to adjustment as provided in Section 5(e) below, the number of Shares available for issuance under the Plan over the 10 Year term of the Plan shall be 2,500,000 plus the shares added to the Plan from the Prior Stock Plans pursuant to Sections 5(b) and 5(c) hereof. Upon stockholder approval of this Plan, no further grants or awards of any kind shall be made by the Company under its Prior Stock Plans.

     (b) To the extent that Options granted under the Plan or under the Prior Stock Plans shall expire or terminate without being exercised or Shares awarded under the Plan or under the Prior Stock Plans shall be forfeited, such Shares shall remain available or be added to and shall increase the number of Shares available for purposes of the Plan.

     (c) Shares delivered in payment of the purchase price in connection with the exercise of Options or Shares delivered or withheld to pay tax-withholding obligations or otherwise under the Plan or under the Prior Stock Plans shall be added to and shall increase the number of Shares available for purposes of the Plan.

     (d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares held in treasury by the Company.

     (e) In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and kind of securities which may be delivered under this Plan; (ii) the number and kind of securities subject to outstanding Awards (including the number and kind of securities credited to any stock unit accounts); (iii) the exercise price with respect to any Option or, if deemed appropriate, make provisions for a cash payment to the holder of an outstanding Option; and (iv) the terms and conditions of the Awards as it, in its discretion, deems appropriate. No adjustment or substitution provided for in this Section 5(e) shall require the Company to issue or to sell a fractional share and the total adjustment or substitution with respect to each Award Agreement shall be limited accordingly.

     6. OPTIONS. Options may be granted to Participants either alone or in addition to other Awards granted under the Plan. The total number of Shares that may be purchased pursuant to individual Option Awards shall be determined by the Administrator at the time of grant. The Options granted may be either statutory stock options intended to qualify under Section 422 of the Code or non-qualified stock options that are not intended to qualify under Section 422 of the Code; provided, however that Options granted to Directors will be non-statutory stock options which will not qualify under Section 422 of the Code. Options shall have the following terms and conditions:

        (a) Price and Term of Options. The purchase price per share of Shares deliverable upon the exercise of each Option shall be no less than 100% of the Fair Market Value per share of the Shares on the date the Option is granted. Each Option shall have a term not to exceed ten years from the date of grant. Qualified stock options shall be priced and issued on terms that comply with all relevant provision of the Code.

        (b) Payment. The Administrator shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to an Option may be made or deemed to have been made. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available under the Option by the number of Shares as to which the Option is exercised.

        (c) Award Agreement. Each Option granted hereunder shall be evidenced by an Award Agreement with the Company, which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of this Plan.

     7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6 above. Any Stock Appreciation Right related to an Option may be granted at the same time the Option is granted or at any time thereafter, before the expiration or exercise of such Option. To the extent applicable, Stock Appreciation Rights shall generally be subject to the same terms and conditions that are applicable to Options pursuant to Section 6 above including, without limitation, being evidenced by an Award Agreement.

     8. RESTRICTED STOCK. Restricted Stock Awards may be issued to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, or for such other consideration as determined by the Administrator, either alone or in addition to other Awards granted under the Plan. All or part of a Restricted Stock Award may be subject to conditions including, but not limited to, continuous service with the Company, achievement of business objectives; individual, unit and Company performance and other criteria; and provisions for forfeiture and restricting transfer. Subject to such forfeiture and transfer restriction provisions as may be established by the Administrator, any Participant receiving a Restricted Stock Award shall have all the rights of a shareholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any cash dividends thereon, provided, however, that a dividend or other distribution with respect to the Restricted Stock, other than a cash dividend, shall be delivered to the Company (and the Participant shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the Restricted Stock with respect to which such dividend or other distribution was made. To the extent applicable, Restricted Stock Awards shall generally be subject to the same terms and conditions that are applicable to Options pursuant to Section 6 above including, without limitation, being evidenced by an Award Agreement.

     9.  ANNUAL RETAINER TO DIRECTORS.

     (a) Director Retainer Payments. The Company shall pay each Director an annual retainer in an amount to be determined by the Board (the "Retainer Payment"); provided, however, that not more than fifty percent (50%) of the Retainer Payment shall be paid in the form of Shares pursuant to this Section 9 and the balance of the Retainer Payment shall be paid in the form of cash.

     (b) Grant of Restricted Stock. Each Director shall receive Restricted Stock Awards consistent with Section 8 hereof and the other terms of this Plan upon the completion of each Annual Meeting during the term of this Plan, and such Award shall vest immediately prior to the next Annual Meeting following the date of the grant. A stock certificate for the Shares under a Restricted Stock Award will be issued in the name of the Participant and deposited, together with a stock power endorsed in blank by the Participant, with the Company, until the lapse of restrictions thereon. In the event a Participant is elected or appointed on a date other than the date of the Annual Meeting, the Participant's Award shall be pro-rated such that the Participant shall receive the Restricted Stock awarded on the date of the immediately preceding Annual Meeting, multiplied by (i) the number of full calendar months before the next Annual Meeting, divided by (ii) 12.

     (c) Lapse of Restrictions. After the Shares of Restricted Stock vest, the Company shall deliver the corresponding Shares free and clear of all restrictions to the Participant (or the Participant's legal representative, beneficiary or heir.)

     (d) Forfeiture. In the event a Participant's membership on the Board terminates for reasons other than death, Disability or Retirement, any non-vested Shares of Restricted Stock shall terminate and all of the rights, title and interest of the Participant thereunder shall be forfeited in their entirety.

     10. OTHER STOCK-BASED AWARDS. The Administrator is hereby authorized to grant to Participants such other Awards (including, without limitation, Restricted Stock Unit Awards and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Administrator to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Administrator shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Administrator shall determine, the value of which consideration, as established by the Administrator, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

     11. ADDITIONAL MAXIMUMS. Subject to adjustment as provided in Section 5(e) above, the maximum number of Shares that can be granted in the form of Restricted Stock is 1,250,000.

     12. AMENDMENT AND TERMINATION. Except to the extent prohibited by applicable law:

        (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan, including, without limitation, the number of shares subject to Awards granted pursuant to this Plan, without the consent of any stockholder, Participant, other holder or beneficiary of any Award, or other person; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without: (i) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply; or
     (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award; and provided further, that no such amendment or alteration shall increase the aggregate number of shares that may be issued under the Plan, except as provided in Section 5(e). Notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation or termination shall be made that would (x) permit Options to be granted with a per Share exercise price of less than the Fair Market Value of a Share on the date of grant thereof or (y) except as provided in
     Section 5(e), reduce the exercise price of any Option established at the time of grant thereof.

        (b) Correction of Defects, Omissions and Inconsistencies. The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     13. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any securities hereunder prior to registration of the Shares subject to the Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange and any other exchange or market on which the Shares are listed or quoted. The Company shall use its reasonable best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

     14.  COMPLIANCE WITH SECTION 16.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any grant of an Award fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Administrator.

     15. CHANGE IN CONTROL PROVISIONS. Notwithstanding any provisions of the Plan or any Award Agreement to the contrary, unless the Board shall determine otherwise at the time of the grant of an Award with respect to such Award, in the event of a Change in Control all outstanding Awards shall become fully vested.

     16.  GENERAL PROVISIONS.

     (a) No Rights of Stockholders. Except as otherwise provided herein, neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of any Shares issuable under the Plan in connection with any Award or Account, in whole or in part, unless and until certificates for such Shares shall have been issued.

     (b) Transferability of Awards. No Award, and no right under any such Award, shall be assignable, alienable, saleable or transferable by an employee Participant otherwise than by will or by the laws of descent and distribution. No Award, and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Director Participant otherwise than: (i) by will or by the laws of descent and distribution; (ii) to a trust for the benefit of the Director or his or her immediate family; or (iii) to a member of the Director's immediate family; provided, however, that with respect to Restricted Stock Unit Awards, such Awards may not be transferred under paragraphs (ii) and
(iii) above until the issuance date of the Shares underlying the Stock Units. During the Participant's lifetime, rights under an Award shall be exercisable only by the Participant, or if permissible under applicable law, by the Participant's guardian or legal representative.

     (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) Governing Law. The validity, constrictions and effect of this Plan, agreements entered into pursuant to this Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to this Plan or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Ohio, without regard to its conflict of laws principles.

     (e) Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person, Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     (f) No Trust or Fund Created. Neither the Plan nor any Award (including the establishment of a Stock Unit Account) shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive an Award, or Shares pursuant to an Award, from the Company pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (g) Withholding. The Company shall be authorized to withhold from any Awards granted or any transfer made under any Award or under the Plan or from any dividend equivalents to be paid on Stock Units the amount (in cash, Shares, other securities, or other property) of any taxes required to be withheld in respect of a grant, exercise, payment or settlement of an Award or any payment of dividend equivalents under Stock Units or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of any such taxes.

     (h) No Right to Continued Employment or Board Membership. The grant of an Award or establishment of a Stock Unit account shall not be construed as giving a Participant the right to be retained as an employee or director of the Company. The Board may at any time fail or refuse to nominate a Participant for election to the Board, and the stockholders of the Company may at any election fail or refuse to elect any Participant to the Board free from any liability or claim under this Plan or any Award.

     (i) Cancellation. Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Administrator may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award on the date of cancellation.

     (j) Effective Date of Plan. The Plan shall be effective as of the Effective Date.

     (k) Term of the Plan. No Award shall be granted under the Plan after the ten-year anniversary of the Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to the termination of the Plan may extend beyond such date, and the authority of the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights thereunder, and the authority of the Board to amend the Plan, shall extend beyond such date.

                                  DETACH CARD
 -------------------------------------------------------------------------------

PROXY/VOTING INSTRUCTION CARD
                         RTI INTERNATIONAL METALS, INC.

                     1000 WARREN AVENUE, NILES, OHIO 44446

                         PROXY FOR 2004 ANNUAL MEETING

     SOLICITED ON BEHALF OF THE DIRECTORS OF RTI INTERNATIONAL METALS, INC.

The undersigned hereby appoints ROBERT M. HERNANDEZ, TIMOTHY G. RUPERT, DAWNE S. HICKTON AND RICHARD M, HAYS, or any of them, proxies to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of RTI International Metals, Inc. on April 30, 2004, and any adjournments thereof, upon such matters as may properly come before the meeting.
                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

PROPOSAL NO. 1 -- Election of 01 Craig R. Andersson; 02 Neil A. Armstrong; 03
                  Daniel I. Booker; 04 Donald P. Fusilli; 05 Ronald L. Gallatin; 06 Charles C. Gedeon; 07 Robert M. Hernandez; 08 Edith E. Holiday; 09 John H. Odle and 10 Timothy G. Rupert as directors.

    [ ] FOR all nominees (except as marked to the contrary below).           [ ]

    [ ]  WITHHOLD AUTHORITY from all.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE

     THAT NOMINEE'S NAME IN THE SPACE BELOW.)

--------------------------------------------------------------------------------

PROPOSAL NO. 2 -- Ratification of appointment of PricewaterhouseCoopers LLP as independent accountants for 2004.

[ ]  FOR                        [ ]  AGAINST                        [ ]  ABSTAIN

PROPOSAL NO. 3 -- Approval of the 2004 Employee Stock Plan.

[ ]  FOR                        [ ]  AGAINST                        [ ]  ABSTAIN

                PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.

                                  DETACH CARD
 -------------------------------------------------------------------------------

                        (CONTINUED FROM THE OTHER SIDE)

This Proxy Card, when properly executed, will be voted in the manner directed herein.

IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR ALL
PROPOSALS.

                                                  Dated: --------------- , 2004

                                                  ------------------------------
                                                  Signature(s)

                                                  ------------------------------
                                                  Signature(s)

                                                  Please sign exactly as your
                                                  name appears hereon. When
                                                  signing as fiduciary or
                                                  corporate officer, give full
                                                  title. Joint owners must both
                                                  sign.

     SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.